Exhibit 4.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-6 (File No. 333-284098) of our report dated January 17, 2025, relating to the financial statement of Advisors Disciplined Trust 2267, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Other Matters” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

January 17, 2025